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Exhibit 23.1

KPMG Audit Tour EQHO 2 Avenue Gambetta CS 60055 92066 Paris La Défense Cedex France	Téléphone : +33 (0)1 55 68 68 68 Télécopie : +33 (0)1 55 68 73 00 Site internet : www.kpmg.fr

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Talend S.A.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Paris La Défense, France

March 6, 2017

KPMG S.A.

/s/ Grégoire Menou Grégoire Menou Partner	/s/ Jacques Pierre Jacques Pierre Partner

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM